UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2010

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 2, 2010, CareFusion Corporation (the “Company”) issued a news release (the “News Release”) announcing its results for the quarter ended September 30, 2010. A copy of the News Release is furnished as Exhibit 99.1 to this report.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is furnished as Exhibit 99.3 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2010, the Company issued a news release in which the Company reported that David L. Schlotterbeck, the Company’s Chairman of the Board of Directors and Chief Executive Officer, announced his plans to retire. A copy of the news release is furnished as Exhibit 99.4 to this report.

The Company reported that Mr. Schlotterbeck announced his intention to retire from his positions with the Company, effective as of February 28, 2011 (the “Retirement Date”). Until then, Mr. Schlotterbeck will continue to serve as Chairman of the Board and as Chief Executive Officer of the Company. In connection with Mr. Schlotterbeck’s retirement, the Board approved a retirement agreement with Mr. Schlotterbeck (the “Retirement Agreement”), which the parties executed on November 1, 2010. The Retirement Agreement provides that Mr. Schlotterbeck’s Employment Agreement, dated as of August 31, 2009, with the Company (the “Employment Agreement”), will remain in full force and effect through the Retirement Date.

Upon Mr. Schlotterbeck’s retirement, pursuant to the terms of the Company’s management incentive plan (“MIP”), Mr. Schlotterbeck will be entitled to receive a pro-rata bonus payment under the MIP, calculated based on the actual achievement of the Company’s performance objectives for fiscal year 2011 and paid in a lump sum at the same time such bonus payments are paid to other senior executives of the Company. As Mr. Schlotterbeck meets the eligibility requirements for retirement under the terms of the Company’s 2009 Long-Term Incentive Plan (“LTIP”), in general, his rights to stock options and restricted stock units granted pursuant to the LTIP are vested, provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Each of his stock options will also remain exercisable for the remaining life of the option. In addition, due to his retirement eligibility, his rights to outstanding performance stock units granted under the LTIP are vested, provided that the shares subject to such awards will only be delivered based on actual results achieved.

Pursuant to the Retirement Agreement, the Company agreed to accelerate the vesting of the retention equity awards granted to Mr. Schlotterbeck on September 15, 2009. The retention equity awards, consisting of 299,447 stock options and 96,572 restricted stock units that would otherwise vest on August 31, 2012, will now vest in full upon the Retirement Date. However, as provided in the Employment Agreement, the retention awards will continue to become exercisable in the case of stock options, or payable in the case of restricted stock units, in accordance with the original terms of the awards in substantially equal amounts on August 31 in each of 2012, 2013 and 2014, and all retention equity awards that are stock options shall remain exercisable for the remaining life of the option. The Retirement Agreement also provides that the Company will pay the premiums for COBRA continuation coverage for Mr. Schlotterbeck and his eligible dependents for up to 18 months following the Retirement Date.

In addition, the Retirement Agreement confirms that Mr. Schlotterbeck will be entitled to the benefits set forth in the Retention Agreement, dated August 31, 2004, as amended, with the Company’s subsidiary CareFusion 303, Inc. (formerly ALARIS Medical Systems, Inc.) (the “Retention Agreement”). Under the terms of the Retention Agreement, Mr. Schlotterbeck will be entitled to a severance payment equal to his annual base salary and a deferred bonus of approximately $3 million, which was earned by Mr. Schlotterbeck in June 2006 and is payable to him six months and one day following the effective date of his retirement.

Mr. Schlotterbeck will continue to be bound by the covenants included in the Employment Agreement, including with respect to confidential information, non-recruitment of employees, non-solicitation of business, employment by competitors, non-disparagement and assignment of inventions, for a period of two years following the Retirement Date. Also, as a condition to receiving certain benefits provided him under the Retirement Agreement, Mr. Schlotterbeck agreed to execute general releases of claims against the Company and its affiliates.

A copy of the Retirement Agreement is filed with this report as Exhibit 99.5. The Company has previously filed the Employment Agreement and the Retention Agreement with the Securities and Exchange Commission. The foregoing descriptions of the agreements with Mr. Schlotterbeck are qualified in their entirety by reference to the full text of these agreements, each of which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 8:00 a.m. EDT on November 2, 2010, the Company’s Chairman and Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter ended September 30, 2010. The slide presentation for the conference call is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on November 2, 2010 reporting earnings results for the quarter ended September 30, 2010*

99.2	Slide presentation*

99.3	Information disclosed by CareFusion Corporation on November 2, 2010*

99.4	News release issued by CareFusion Corporation on November 2, 2010 reporting the retirement plans of the Company’s Chairman and Chief Executive Officer*

99.5	Retirement Agreement dated as of November 1, 2010 with David L. Schlotterbeck

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: November 2, 2010	By:	/S/ JOAN STAFSLIEN
	Name:	Joan Stafslien
	Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on November 2, 2010 reporting earnings results for the quarter ended September 30, 2010*

99.2	Slide presentation*

99.3	Information disclosed by CareFusion Corporation on November 2, 2010*

99.4	News release issued by CareFusion Corporation on November 2, 2010 reporting the retirement plans of the Company’s Chairman and Chief Executive Officer*

99.5	Retirement Agreement dated as of November 1, 2010 with David L. Schlotterbeck

*	Furnished herewith.